Exhibit 99.1

Contact: Sherry Lauderback Tel 734.591.7374 Fax 734.591.4503 lauderbacks@valassis.com 19975 Victor Parkway Livonia, MI 48152

VALASSIS NEWS RELEASE

Valassis Extends Exchange Offer For 8 1/4% Senior Notes due 2015

Livonia, Mich., Aug. 10, 2007: Valassis (NYSE: VCI) today announced that it has extended its offer to exchange (the “Exchange Offer”) up to $540.0 million aggregate principal amount of its outstanding, unregistered 8 1/4% Senior Notes due 2015 (the “Original Notes”) for a like principal amount of its new 8 1/4% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Offer, previously scheduled to expire at 5 p.m., New York City time, on Aug. 10, 2007 will now expire at 5 p.m., New York City time, on Aug. 15, 2007 unless further extended by Valassis.

The extension of the Exchange Offer had been made to allow holders of outstanding Original Notes who have not yet tendered their Original Notes for exchange additional time to do so. As of 5 p.m., New York City time, on Aug. 10, 2007, $536,579,000 in aggregate principal amount of the Original Notes had been validly tendered and not withdrawn in the Exchange Offer, representing approximately 99.4% of the outstanding principal amount of the Original Notes.

All other terms and conditions of the Exchange Offer will remain in full force and effect. The new notes are substantially identical to the Original Notes, except that the new notes have been registered under the Securities Act and, as a result, the transfer restrictions and registration rights provisions applicable to the Original Notes will not apply to the new notes. The terms and conditions of the Exchange Offer are set forth in a prospectus dated July 13, 2007. Copies of the prospectus and related letter of transmittal may be obtained from the exchange agent, Wells Fargo Bank, N.A., by calling (800) 344-5128.

This press release shall not constitute an offer to sell or purchase or the solicitation of an offer to sell or purchase any securities. The Exchange Offer is being made only pursuant to a prospectus, dated July 13, 2007, and the related letter of transmittal, which have been filed with the United States Securities and Exchange Commission, and only to such persons and in such jurisdictions as is permitted under applicable law.

About Valassis

Valassis is the nation’s leading marketing services company, offering unique and diverse media plans with the most comprehensive product and customer portfolio in the industry. Valassis offers products and services including: newspaper-delivered promotions such as inserts, sampling, polybags and on-page advertisements; shared mail; direct mail; in-store marketing; direct-to-door advertising and sampling; Internet-delivered marketing; loyalty marketing software; coupon and promotion clearing; promotion planning; and analytic services. We reach over 60 million households through weekly newspaper distribution and 90% of U.S. homes though shared mail distribution. Valassis has relationships with more than 15,000 advertisers worldwide in various industries, representing 96 of the top 100 U.S. advertisers. With global headquarters in Livonia, Michigan, Valassis employs approximately 7,500 associates in 22 states and nine countries and is widely recognized for its associate and corporate citizenship programs. Valassis companies include ADVO, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For additional information, visit Valassis’ Web site at http://www.valassis.com.

Safe Harbor and Forward-Looking Statements

Certain statements found in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from Valassis’ existing competitors; new competitors in any of Valassis’ businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis’ paper or postal costs; changes which affect the businesses of Valassis’ customers and lead to reduced sales promotion spending; challenges and costs of achieving synergies and cost savings in connection with the ADVO acquisition and integrating ADVO’s operations may be greater than expected; Valassis’ substantial indebtedness, and its ability to incur additional indebtedness, may affect Valassis’ financial health; certain covenants in Valassis’ debt documents could adversely restrict Valassis’ financial and operating flexibility; fluctuations in the amount, timing, pages and weight, and kinds of advertising pieces from period to period, due to a change in Valassis’ customers’ promotional needs, inventories and other factors; Valassis’ failure to attract and retain qualified personnel may affect its business and results of operations; a rise in interest rates could increase Valassis’ borrowing costs; the outcome of ADVO’s pending shareholder lawsuits; possible governmental regulation or litigation affecting aspects of Valassis’ business; and general economic conditions, whether nationally or in the market areas in which Valassis conducts its business, may be less favorable than expected. These and other risks and uncertainties related to Valassis’ business are described in greater detail in its filings with the United States Securities and Exchange Commission, including Valassis’ reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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